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                                                                      EXHIBIT 16


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated March 29, 2001 of CorVel Corporation and are in agreement with the statements contained in Item 4(a) therein. We have no basis to agree or disagree with the other statements of the Registrant contained therein.


                                                     /s/ Ernst & Young LLP




Orange County, California
April 4, 2001